EXHIBIT 3

                                STANDBY AGREEMENT

         THIS STANDBY AGREEMENT (the "Agreement") is entered into as of October 22, 1998, by and among VEBA Corporation, a Delaware corporation ("VEBA"), and MEMC Electronic Materials, Inc., a Delaware corporation (the "Company").

                                    RECITALS

         A. Pursuant to a stock purchase agreement, dated the date hereof (the "Stock Purchase Agreement"), the Company proposes to issue to VEBA approximately $106 million of its Common Stock, par value $0.01 per share (the "Common Stock"), at a purchase price per share determined in accordance with the Stock Purchase Agreement (the "VEBA Purchase Price") (the transactions contemplated by the Stock Purchase Agreement being hereinafter referred to as the "Private Placement"); and

         B. The Company also proposes to issue (the "Rights Offering"), upon the terms and subject to the conditions set forth in the Prospectus (as hereinafter defined), rights (the "Rights") to purchase shares of its Common Stock. Each Right will be exercisable at a price per share to be set forth in the Prospectus (the "Subscription Price") and evidenced by transferable certificates (the "Rights Certificates"). The Subscription Price and the VEBA Purchase Price will be identical. The date on which the Rights Offering expires is referred to as the "Expiration Date" and the time which the Rights Offering expires on the Expiration Date is referred to as the "Expiration Time." The Rights and the Common Stock issuable and issued upon exercise thereof are hereinafter sometimes collectively referred to as the "Securities."

         NOW, THEREFORE, in consideration of the recitals and the mutual covenants, representations, warranties, conditions and agreements hereinafter expressed, the parties agree as follows:

                                    ARTICLE I
               STANDBY COMMITMENT FOR PURCHASE AND SALE OF SHARES

         1.1. Registration Statement and Prospectus; Public Offering. The Company will file with the Securities and Exchange Commission (the
"Commission"),  pursuant  to  the  Securities  Act  of  1933,  as  amended  (the
"Securities Act"), and the published rules and regulations adopted by the Commission under it (the "Rules"), a registration statement on Form S-3 or another appropriate form under the Securities Act, including a preliminary prospectus, relating to the Securities, and will use its reasonable efforts to permit such registration statement to become effective. The registration statement as amended at the time it becomes effective (the "Effective Date"), including all financial statements and all exhibits set forth therein, is called the "Registration Statement," and the prospectus relating to the Rights Offering included in the Registration Statement (including information deemed a part of such Registration Statement pursuant to Rule 430A under the Securities Act), is called the "Prospectus." Any reference in this Agreement to the Registration Statement or Prospectus shall be deemed to refer to and include the documents incorporated by reference therein as of the date of any such Registration Statement or Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement or Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act") which, upon filing, are incorporated by reference therein. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the Registration Statement or the Prospectus or any amendment or supplement thereto.

         1.2. Purchase and Sale of Shares. On the basis of the representations, warranties and other agreements herein contained, VEBA agrees to purchase and the Company agrees to sell at the Subscription Price any shares of Common Stock offered in the Rights Offering and not otherwise subscribed for by the other stockholders of the Company prior to the Expiration Time ("Shares"), but only after satisfaction in full of the Oversubscription Privileges of all other stockholders of the Company. Notwithstanding the foregoing, but subject to the provisions of Section 3.1, VEBA agrees that, to the extent the rounding up of Rights distributed to stockholders or any other reason causes the aggregate proceeds from the Stock Purchase Agreement, the Rights Offering and pursuant to this Agreement to exceed $200 million (or the aggregate number of shares of Common Stock issued pursuant to both transactions to exceed 150 million shares), the number of shares of Common Stock sold by the Company and purchased by VEBA pursuant to this Agreement shall be reduced, in order that the aggregate proceeds from the Private Placement, the Rights Offering and pursuant to this Agreement shall not exceed $200 million and the aggregate number of shares of Common Stock issued in such transactions shall not exceed 150 million. If VEBA or its affiliates purchase any Rights, on the New York Stock Exchange or otherwise, during the Rights Offering, VEBA agrees that neither it nor its affiliates (other than the Company and its subsidiaries) will exercise its Oversubscription Privilege with respect to such Rights.

         1.3. Payment and Delivery. VEBA shall pay for the Shares by wire transfer of immediately available funds to a bank account designated by the Company and the Company shall deliver the Shares at the office of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, New York 10112, at 10:00 A.M., New York City time, on the same business day as the shares of Common Stock are issued to the holders of Rights in the Rights Offering, which date shall be the first business day following the Expiration Date, or at such other date or place as shall be determined by agreement between VEBA and the Company. This date and time are sometimes referred to as the "Closing Date." On the Closing Date, the Company shall deliver or cause to be delivered certificates representing the Shares to VEBA against payment as aforesaid. Upon delivery, the certificates for the Shares shall be registered in the name of VEBA (or its permitted assignee in accordance with Section 6.4) and in such denominations as VEBA shall request in writing not less than two full business days prior to the Closing Date.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         2.1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with VEBA that:

              (a) The Company is a corporation duly organized and validly existing, is in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as described in the Registration Statement and the Prospectus. The Company is duly qualified as a foreign corporation and is in good standing in all other jurisdictions in which such qualification is required, provided however, that the Company need not be qualified in a jurisdiction in which its failure to qualify would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties, prospects, net worth or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

              (b) No person is entitled to any preemptive or similar rights to subscribe for the Shares.

              (c) All the outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights. The Rights, the Common Stock issuable upon exercise of the Rights and the Shares to be issued and sold to VEBA pursuant to this Agreement have been duly authorized and such Common Stock and Shares, when issued and paid for, will be validly issued, fully paid and non-assessable; such securities are not subject to any preemptive or similar rights. The capital stock of the Company conforms in all material respects to the description thereof in the Registration Statement and the Prospectus.

              (d)  Neither  the  issuance  and  sale  of  the  Securities,   the
execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby by the Company (including the issuance and sale of the Shares to VEBA) nor the compliance with the terms of the Rights and this Agreement (A) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Securities under the Securities Act, compliance with the rules of the National Association of Securities Dealers, Inc., compliance with the securities or Blue Sky laws of various jurisdictions and compliance with the rules of the New York Stock Exchange, all of which have been or will be effected in accordance with this Agreement) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of its subsidiaries or (B) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of its subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject except for, in the case of the foregoing clause (B), such violations which would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

              (e) The Registration Statement in the form in which it becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective, will comply in all material respects with the provisions of the Securities Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Securities Act will comply in all material respects with the provisions of the Securities Act and will not at any such time contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances in which they are made, not misleading, except that this representation and warranty does not apply to the VEBA Information (as defined below).

              (f) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or to which the Company or any of its subsidiaries, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not so described as required.

              (g) Neither the Company nor any of its subsidiaries is in violation (A) of its certificate or articles of incorporation or by-laws, or other organizational documents, or (B) of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its subsidiaries, including, without limitation, (i) any foreign, Federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) any Federal or state law relating to discrimination in the hiring, promotion or pay of employees or any applicable federal or state wages and hours laws, or (iii) any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder (collectively, "ERISA"), or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries except for, in the case of the foregoing clause (B), such violations which would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

              (h) Neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties may be bound, except for such defaults which would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

              (i) The historical financial statements, together with related schedules and notes, included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), comply as to form in all material respects with the requirements of the Securities Act; such historical financial statements, together with related schedules and notes, present fairly the consolidated financial position, results of operations, cash flows and changes in financial position of the entities to which they relate on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), are accurately presented in all material respects and, to the extent applicable, prepared on a basis consistent in all material respects with such financial statements and the books and records of the entities to which they relate.

              (j) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and subject to limitations on enforcement under applicable bankruptcy, insolvency, liquidation, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).

              (k) Except as disclosed in the Registration Statement and the Prospectus, subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus: neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and its subsidiaries taken as a whole, and there has not been any material change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of its subsidiaries (except pursuant to agreements with VEBA and its affiliates), or any material adverse change, or any development involving, or which may reasonably be expected to involve, a prospective material adverse change in the condition (financial or other), business, properties, prospects, net worth or results of operations of the Company and its subsidiaries, taken as a whole.

              (l) The Company and each of its subsidiaries has such permits, licenses, franchises and authorizations including, without limitation, under any applicable Environmental Laws, of governmental or regulatory authorities ("permits") as are necessary to own its respective properties and to conduct its business in the manner described in the Registration Statement and Prospectus, subject to such qualifications as may be set forth in the Registration Statement and Prospectus and with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and each of its subsidiaries has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time or both would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Registration Statement and Prospectus.

              (m) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to VEBA Information.

              (n) The Company has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the sale or resale of the Common Stock issuable upon exercise of the Rights or Shares.

         2.2. Representations and Warranties of VEBA. VEBA represents and warrants to the Company that, as of the date of this Agreement, and covenants and agrees that as of the Closing Date, it will be deemed to have represented and warranted as of such date, that:

              (a) VEBA is a corporation duly organized and validly existing, is in good standing under the laws of the State of Delaware.

              (b) The execution and delivery of, and the performance by VEBA of its obligations under, this Agreement have been duly and validly authorized by VEBA, and this Agreement has been duly executed and delivered by VEBA and constitutes the valid and legally binding agreement of VEBA, enforceable against VEBA in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and subject to limitations on enforcement under applicable bankruptcy, insolvency, liquidation, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).

              (c) The execution, delivery and performance of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms this Agreement will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or give rise to rights of termination under, any deed of trust, lease, sublease, the certificate or articles of incorporation or by-laws of VEBA, or any indenture, mortgage, or other agreement or instrument to which VEBA is a party or by which VEBA or its property is bound, or any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over VEBA or any of its subsidiaries, or the properties or operations of any of them, except for any such conflict, breach, default, or right of termination, as would not, individually or in the aggregate, be reasonably likely to prevent VEBA from performing its obligations hereunder.

              (d) The VEBA Information as reflected in or omitted from the Registration Statement and the Prospectus does not and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. "VEBA Information" means the following information: (i) the identity, business, management and activities of VEBA AG and its affiliates (other than the Company and its subsidiaries),
(ii) the plans of VEBA AG or its affiliates (other than the Company and its subsidiaries) relating to the Company or shares of Common Stock, (iii) the number of shares of Common Stock beneficially owned by VEBA or which VEBA has a right to acquire, (iv) information regarding the ownership or control of VEBA common stock by VEBA AG and its affiliates (other than the Company and its subsidiaries), (v) statements regarding the commitment or intentions of VEBA AG and affiliates (other than the Company and its subsidiaries) with respect to the Company, and (vi) the plans of VEBA AG or its affiliates with respect to the inclusion of the Company in the consolidated federal income tax return filed by VEBA ("VEBA Consolidated Federal Income Tax Return") and related matters in the event that the ownership of Common Stock by VEBA AG or its affiliates entitles any such entity to include the Company in the VEBA Consolidated Federal Income Tax Return.

              (e) Neither VEBA AG nor VEBA has any reason to believe that a breach of any representation or warranty contained herein has occurred or that the Registration Statement or Prospectus (if amended or supplemented, as amended or supplemented) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

              (f) Neither VEBA nor its affiliates (other than the Company or its subsidiaries) has employed any investment banker, broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

              (g) VEBA has as of the date of this Agreement, and will have upon exercise of its Rights, the financial wherewithal to honor its commitments hereunder.

              (h) VEBA understands that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) of the Securities Act. VEBA is not acquiring the Shares as a result of (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or (ii) any seminar meeting whose attendees had been invited as a result of, subsequent to, or pursuant to any of the foregoing.

              (i) VEBA (or any permitted assignee under Section 6.4) is acquiring the Shares solely by and for its own account as principal, for investment purposes only, and not for the account of any other person and not with a view to, or for, distribution, assignment, fractionalization or resale or distribution to others in whole or in part in violation of the Securities Act.

              (j) VEBA is an accredited investor under the Securities Act.

              (k) VEBA hereby waives its right under the Registration Rights Agreement between VEBA (as successor to Huls Corporation) and the Company, dated July 12, 1995, (the "Registration Rights Agreement") to have its existing shares of Common Stock included in the Registration Statement and thereby registered under the Securities Act in connection therewith.

              (l) VEBA acknowledges that the Company is relying upon the representations and warranties contained herein in determining to make the sale of the Shares, and VEBA consents to such reliance.


                                   ARTICLE III
                                 RIGHTS OFFERING

         3.1. Subscription Offer. The Company will use its reasonable efforts to distribute at no charge to holders of its Common Stock of record as of the close of business on a date (the "Record Date") established by the special committee of the Board of Directors designated to take all board action in connection with, and to consider and/or approve, the Rights Offering (the "Special Committee"), a specified number or fraction of transferable subscription rights (each, a "Right") for every share of Common Stock held on the Record Date, with each such Right entitling the holder thereof to subscribe for (the "Basic Subscription Privilege") and to purchase one share of Common Stock, for the
Subscription Price. The number of Rights distributed to each holder of Common Stock will be rounded up to the nearest whole number. Notwithstanding the foregoing, VEBA agrees that the Company will not distribute any Rights to VEBA or to any permitted transferee of its shares of Common Stock. If VEBA transfers any shares of Common Stock prior to the Record Date, VEBA will cause any such transferee to agree that it will not be entitled to any distribution of Rights from the Company in the Rights Offering with respect to such shares. The Rights will expire as provided in the Prospectus, unless extended as described therein. Each Right also carries with it the right to subscribe (the "Oversubscription Privilege") at the Subscription Price for an unlimited number of shares of Common Stock that are not otherwise purchased through the exercise of the Basic Subscription Privilege, subject to reduction by the Company in certain circumstances. If an insufficient number of shares of Common Stock are available to satisfy fully all subscriptions pursuant to the Oversubscription Privilege, then the available shares of Common Stock will be prorated among those persons who subscribe pursuant to the Oversubscription Privilege (other than VEBA or its permitted transferee), based on the respective numbers of Rights exercised by such persons pursuant to the Basic Subscription Privilege. The Company shall allocate Shares to VEBA as provided in Section 1.2. The Rights will be evidenced by the Rights Certificates. Notwithstanding anything contained in this Agreement, in no event shall the Rights Offering result in VEBA and its affiliates (within the meaning of the Securities Act) in the aggregate owning less than 52% of the issued and outstanding shares of Common Stock of the Company (excluding shares issuable pursuant to the Company's employee benefit plans), immediately after consummation of the Rights Offering.

         3.2. Restricted Nature of Shares. VEBA acknowledges that the Shares, in its hands, will be restricted securities under the Securities Act which may not be sold or offered for sale in the absence of an effective registration statement as to such Shares under the Securities Act or an opinion of counsel satisfactory to the Company that such registration is not required. VEBA agrees it will not transfer, by way of gift or otherwise, or sell the Shares or any part thereof, unless such Shares have been registered under the Securities Act and any applicable state securities laws or it first obtains, at its own expense, if requested by the Company, an opinion of counsel reasonably satisfactory to the Company that the transfer of such Shares may be effected without registration under the Securities Act and any applicable state securities laws. VEBA acknowledges that the certificates evidencing the Shares will contain a legend to such effect.


                                   ARTICLE IV
                            COVENANTS OF THE PARTIES

         4.1  Covenants  of  the  Company.  In  further   consideration  of  the
agreements of VEBA herein contained, the Company covenants as follows:

              (a) Effectiveness of Registration Statement. The Company will use its reasonable efforts to cause the Registration Statement to become effective and will advise VEBA promptly and, if requested by VEBA, will confirm such advice in writing (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed,
(ii) of the necessity of amending or supplementing the Prospectus or any amended Prospectus in order to then meet the requirements of the Securities Act and the reasons why such amendment or supplement is necessary, (iii) of any request of the Commission for amendment or supplementing of the Registration Statement or Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary or amended preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the institution of any proceedings for any of such purposes. The Company will use its reasonable efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use and to obtain as soon as possible the lifting thereof, if issued.

              (b) Amendment of Registration Statement and Prospectus. The Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus (including the filing of any document which, upon filing, becomes an Incorporated Document) of which VEBA shall not previously have been advised or to which VEBA shall reasonably object after being so advised.

              (c) Copies. The Company will deliver to VEBA, without charge, as soon as the Registration Statement shall have become effective, 10 copies of the Prospectus (as supplemented or amended, if the Company shall have made any supplements or amendments to the Prospectus).

              (d) Authorized Shares. The Company will maintain at all times sufficient reserved, authorized but unissued shares of Common Stock for issuance upon exercise of the Rights.

              (e) Amendment or Termination of Rights Offering. The Company reserves the right to amend the terms and conditions of the Rights Offering; provided, however, the Company may not change the Subscription Price or the number of shares of Common Stock issuable in the Rights Offering or take any other action which would materially adversely affect VEBA's rights hereunder without the written consent of VEBA. The Company may terminate the Rights
Offering at any time only if (i) it does not receive the Fairness Opinion (as defined in Section 5.1(f)) or (ii) the special committee of the board of directors of the Company delegated authority to take action in connection with the Rights Offering determines in good faith, after receiving the advice of outside counsel, that proceeding with the Rights Offering would result in a breach of its fiduciary duties to the Company's stockholders under applicable law.

              (f) Rule 158. The Company will make generally available to its security holders an earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement (as defined in Rule 158 under the Securities Act) and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

              (g) Expenses. In the event of a termination of this Agreement or if the Rights Offering is not otherwise consummated (other than solely (i) because of a breach by VEBA of its representations, warranties, covenants or agreements hereunder or (ii) pursuant to Section 6.8(c) of this Agreement), the Company agrees to reimburse VEBA and its affiliates (as defined in the Securities Act), other than the Company and its subsidiaries, for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred by VEBA and such affiliates in connection with the Rights Offering (but excluding expenses attributable to the Private Placement), provided the Company receives reasonable supporting documentation of such expenses.

         (h) No Price Stabilization or Manipulation. The Company (a) will not, except as disclosed in the Registration Statement, sell, bid for or purchase, or pay anyone any compensation for soliciting purchases of, the Company's Common Stock or the Rights and (b) will not, until the later of the Expiration Date or the completion of the distribution (within the meaning of Regulation M under the Exchange Act) of the shares of Common Stock, sell, bid for or purchase, apply or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company (except for the solicitation of the exercises of Rights pursuant to this Agreement). The foregoing shall not apply to the offer, sale, agreement to sell or delivery with respect to (1) shares of Common Stock offered and sold upon exercise of the Rights, as described in the Prospectus, or (2) any shares of Common Stock sold pursuant to any employee benefit plan.

         4.2 Covenants of VEBA. In further consideration of the agreements of the Company herein contained, VEBA covenants as follows:

              (a) VEBA has not taken and will not take, directly or indirectly, any action designed to or which might be reasonably expected to cause or result in stabilization or manipulation of the price of the Company's Common Stock, and VEBA has no reason to believe that any such action has been taken by its affiliates other than the Company and its subsidiaries, and will not permit any such affiliate to take such action.

              (b) When the Registration Statement becomes effective, the VEBA Information (as defined in Section 2.2(d)) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading.

              (c) VEBA will not take any action to prevent the Registration Statement or any post-effective amendment thereto from becoming effective.

              (d) VEBA will use its reasonable efforts to do or perform all things required to be done or performed by VEBA or its affiliates (other than the Company and its subsidiaries) prior to the Closing Date to satisfy all conditions precedent to the consummation of the transactions contemplated hereby.

              (e) Until the Expiration Date, VEBA will advise the Company promptly, and if requested by the Company, will promptly confirm such advice in writing, of (A) any change in (i) the VEBA Information, or (ii) VEBA's intentions with respect to transactions and relationships among VEBA AG or its affiliates (other than the Company and its subsidiaries), on the one hand, and the Company or its affiliates, on the other hand, or (B) any new information relating to (i) VEBA Information or (ii) VEBA's intentions with respect to transactions and relationships among VEBA AG or its affiliates, on the one hand, and the Company or its affiliates, on the other hand, that causes the Registration Statement or the Prospectus (as then amended or supplemented, if amended or supplemented) to contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading.

                                    ARTICLE V
                        CONDITIONS TO OBLIGATIONS OF VEBA

         5.1. Conditions to VEBA's Obligations. The obligation of VEBA to purchase the Shares hereunder is subject to the satisfaction of the following conditions on or prior to the Expiration Date:

              (a) VEBA shall have received on the Expiration Date, the opinion of Bryan Cave LLP, counsel for the Company, addressed to VEBA, dated the Expiration Date and substantially to the effect that:

                   (i) The Company is a corporation validly existing and is in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as described in the Registration Statement and the Prospectus;

                   (ii) The shares of Common Stock issuable upon exercise of the Rights and issuable to VEBA pursuant to this Agreement have been duly authorized and, when issued and delivered against payment therefor in accordance with the terms of the Rights Offering or this Agreement as the case may be, will be (A) validly issued, fully paid and nonassessable and
    (B) free of any preemptive or similar rights that entitle or will entitle any person to acquire any shares of Common Stock upon the issuance thereof by the Company by operation of the certificate of incorporation or bylaws of the Company, or to the knowledge of such counsel, pursuant to any agreement;

                   (iii) None of the issuance and sale of the shares of Common Stock upon exercise of the Rights, the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby (including the issuance and sale to VEBA of the Shares) nor the compliance by the Company with the terms of the Rights and this Agreement constitutes or will constitute a violation or breach of, or a default under, the certificate of incorporation or bylaws of the Company or any Material Agreement, or will result in the creation or imposition of any lien, charge or encumbrance pursuant to any Material Agreement upon any property or assets of the Company or any of its subsidiaries, nor will any such action result in any violation of the Delaware General Corporation Law (the "DGCL"), any existing Federal or Missouri law, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws) recognized by such counsel to be applicable to, or any judgment, injunction, order or decree known to such counsel of any Federal or Missouri court to be applicable to the Company, its subsidiaries or any of their respective properties (provided, the term "Material Agreement" shall mean any agreement, indenture, lease or other instrument that is both (i) an exhibit to the Registration Statement and
    (ii) an agreement, indenture, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of their properties or assets are bound);

                   (iv) Such counsel has been advised by the Staff of the Commission that the Registration Statement has become effective under the Securities Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b);

                   (v) (A) The Company has the corporate power and authority to enter into this Agreement and to issue, sell and deliver the shares of Common Stock issuable upon exercise of the Rights and to VEBA pursuant to this Agreement, (B) the Rights Offering has been duly authorized by corporate action, and (C) this Agreement has been duly authorized, executed and delivered by the Company;

                   (vi) No consent, approval, authorization or other order of, or registration or filing with, any Federal or Missouri court, regulatory body, administrative agency or other governmental body, agency, or official is required to be obtained by the Company (except as have been obtained under the Securities Act and the Exchange Act or such as may be required under state securities or Blue Sky laws governing the sale and distribution of the shares of Common Stock) for the valid issuance and sale of the shares of Common Stock issuable upon exercise of the Rights or to VEBA in accordance with this Agreement; and

                   (vii) Each of the Registration Statement, as of its effective date, and the Prospectus, as of its date (including Incorporated Documents and except for the financial statements and the notes thereto and the schedules and other financial and statistical data or schedules included therein or omitted therefrom, as to which such counsel need not express any opinion), comply as to form in all material respects with the requirements of the Securities Act.

In addition to the matters set forth above, such opinion shall also contain a statement to the effect that, although counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement, such counsel has participated in the preparation of the Registration Statement and the Prospectus, including review and discussion of the contents thereof (including a review and discussion of the contents of all Incorporated Documents), and nothing has come to the attention of such counsel that has caused it to believe (i) that the Registration Statement (including the Incorporated Documents), and any amendment thereto, at the time it became effective (excluding any VEBA Information), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or
(ii) that the Prospectus (including the Incorporated Documents), or any amendment or supplement to the Prospectus, as of its respective date, and as of the Closing Date (excluding any VEBA Information) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data or schedules included or incorporated by reference in the Registration Statement or the Prospectus or omitted therefrom).

         With respect to specific matters with respect to which Bryan Cave LLP does not represent the Company, the foregoing statement may be delivered by other counsel that represents the Company with respect to such matters, such counsel to be reasonably acceptable to VEBA.

         In rendering the foregoing opinion, such counsel may rely, as to matters involving laws of any jurisdiction other than Missouri or the United States or the DGCL, upon opinions addressed to VEBA of other counsel reasonably acceptable to VEBA, provided that insofar as any such opinion relates to the DGCL, such opinion may be delivered by Richards, Layton & Finger, P.A. In addition, the foregoing opinion may contain customary assumptions and qualifications.

              (b) VEBA shall have received a letter addressed to it and dated the Expiration Date from KPMG Peat Marwick LLP independent certified public accountants to the Company, in form and substance reasonably acceptable to VEBA and set forth in SAS 72 and customary for a firm commitment underwriting.

              (c) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken; (ii) there shall not have been any material change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company and its subsidiaries on a consolidated basis (other than in the ordinary course of business or pursuant to existing agreements with VEBA AG or its affiliates) from the date of this Agreement; (iii) there shall not have been, since the date of this Agreement any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole; (iv) the Company and its subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business, except for any liabilities or obligations, direct or contingent, with VEBA and its affiliates), that are material to the Company and its subsidiaries, taken as a whole, other than those in existence on the date hereof; and (v) all the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Expiration Date as if made on and as of the Expiration Date; and (vi) VEBA shall have received a certificate, dated the Expiration Date and signed by the chief executive officer and the chief financial officer (or other reasonably acceptable officers) in the name and on behalf of the Company to the effect set forth in this Section 5.1(c).

              (d) The Shares and Rights shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance, prior to the Expiration Date.

              (e) The Registration Rights Agreement shall have been amended to include all Shares purchased by VEBA, VEBA AG or any subsidiaries of VEBA AG and any other shares of Common Stock acquired or purchased by VEBA, VEBA AG or any subsidiaries of VEBA AG after the date hereof as Registrable Stock thereunder, such amendment to be effective as of the Closing Date.

              (f) VEBA shall have received confirmation that the Company received prior to commencement of the Rights Offering a fairness opinion from a financial advisor substantially to the effect that (i) the VEBA Purchase Price to be paid to the Company by VEBA is fair to the Company and its stockholders (other than VEBA) from a financial point of view as of the date thereof, (ii) the financial terms and conditions of the Rights Offering are consistent with those of rights offerings by public companies reviewed and deemed comparable to the Rights Offering by such financial advisor and (iii) the Subscription Price is fair to the Company and its stockholders (other than VEBA) from a financial point of view as of the date thereof (the "Fairness Opinion").


                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

         6.1. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless VEBA, its officers, directors, employees and agents and each person, if any, who controls VEBA (collectively, the "VEBA Indemnified Persons") within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against any and all losses, claims, damages, liabilities and reasonable expenses (including reasonable legal fees and costs of investigation) (collectively "Losses") arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with respect to information other than VEBA Information, except that the Company shall have no obligations under this Section 6.1 for any untrue statement or omission to state a material fact contained in a preliminary prospectus that was corrected in the Prospectus (as amended or supplemented). The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have. Notwithstanding the foregoing, to the extent (A) the compliance certificate delivered pursuant to Section 5.1(c)(vi) contains any exceptions and (B) VEBA nevertheless elects to consummate the transaction contemplated under this Agreement, the Company shall not be obligated to indemnify, hold harmless or contribute to the Losses of any VEBA Indemnified Party (or reimburse its related expenses) with respect to such exceptions under this Section 6.1 and VEBA shall not have any claim or remedy under this Agreement with respect to such excepted matters, except (x) to the extent such Losses result from an inaccuracy contained in such compliance certificate and (y) to the extent such Losses result from an action, suit or proceeding commenced by a person other than a VEBA Indemnified Person arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with respect to information other than VEBA Information; except that the Company shall have no obligations under this Section 6.1 for any untrue statement or omission to state a material fact contained in a preliminary prospectus that was corrected in the Prospectus (as amended or supplemented).

              (b) VEBA agrees to indemnify and hold harmless the Company, its officers, directors, employees and agents, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to VEBA, but only with respect to the VEBA Information except that VEBA shall have no obligations under this Section 6.2 for any untrue statement or omission to state a material fact with regard to the VEBA Information contained in a preliminary prospectus that was corrected in the Prospectus (as amended or supplemented). The foregoing indemnity agreement shall be in addition to any liability which VEBA may otherwise have.

              (c) If the indemnification provided for in this Section 6.1 is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect of any Losses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and VEBA on the other hand from the Rights Offering and the Private Placement taken as a whole, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and VEBA on the other hand in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations.

              (d) The procedures set forth in Section 8(c) of the Registration Rights Agreement dated July 12, 1995 between the Company and Huls Corporation (a predecessor to VEBA) shall govern any indemnification pursuant to this Section 6.1.

         6.2. Notice. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made upon being delivered either by courier or fax delivery to the party for whom it is intended, provided that a copy thereof is deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail, bearing the address shown in this
Section 6.1 for, or such other address as may be designated in writing hereafter by, such party:

                      If to VEBA:

                      VEBA Corporation
                      605 Third Avenue
                      New York, NY 10158
                      Attention:  Dr. Heinz Helmer Putthoff
                                  President
                      Fax:  (212) 922-2798


                      If to the Company:

                      MEMC Electronic Materials Inc.
                      501 Pearl Drive (City of O'Fallon)
                      St. Peters, Missouri 63376
                      Attention:  Helene F. Hennelly
                                  Corporate Vice President,
                                  General Counsel and Secretary
                      Fax:  (314) 279-5158

         6.3. Entire Agreement. This Agreement, together with the Stock Purchase Agreement, embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings relative to such subject matter.

         6.4. Assignment; Binding Agreement. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon VEBA, its successors, and permitted assigns and the Company, its successors, and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be transferred, delegated, or assigned (by operation of law or otherwise) by either of the parties hereto without the prior written consent of the other party, except that VEBA shall have the right to transfer and assign its rights hereunder to purchase Common Stock and any other rights or benefits afforded to it by this Agreement to (x) VEBA AG or VEBA Zweite Verwaltungsgesellschaft mbH and (y) any other direct or indirect wholly owned subsidiary of VEBA AG, provided that, only in the case of the foregoing subclause (y), to the extent required by law, such right to transfer and assign shall be subject to the prior approval of the Company's Board of Directors, which approval shall not be unreasonably withheld and, in the case of both of the foregoing sub clauses (x) and (y), any such transferee makes the representations and warranties contained in Sections 2.2(h), 2.2(i) and 2.2(j) and acknowledges and agrees to the provisions of Section 3.2. Any such transfer shall not discharge VEBA from its obligations hereunder.

         6.5. Counterparts; Expenses. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Except to the extent set forth in Section 4.1(g), each party shall bear the fees and expenses incurred by such party incidental to the preparation of, and the consummation of the transactions contemplated by, this Agreement.

         6.6.  Headings;   Interpretation.  The  article  and  section  headings
contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement. Each reference in this Agreement to an Article or Section, unless otherwise indicated, shall mean an Article or a Section of this Agreement. References herein to "days," unless otherwise indicated, are to consecutive calendar days. Both parties have participated substantially in the negotiation and drafting of this Agreement and agree that no ambiguity herein should be construed against the draftsman.

         6.7 Taxes. In the event that VEBA and its affiliates' ownership of Common Stock entitles VEBA to include the Company in the VEBA Consolidated Federal Income Tax Return, VEBA and the applicable VEBA affiliates shall enter into a tax sharing or affiliation agreement with the Company. Such tax sharing or affiliation agreement shall provide that the inclusion of the Company in the VEBA Consolidated Federal Income Tax Return will not be detrimental to the Company for federal income tax purposes as compared with the federal income tax treatment of the Company had it not been includible in the VEBA Consolidated Federal Income Tax Return and such tax sharing or affiliation agreement shall be in form and substance reasonably acceptable to the Company and VEBA.

         6.8. Termination of the Agreement.

              (a) Prior to consummation of the transactions contemplated hereby, this Agreement may be terminated: (i) at any time prior to the Closing Date, upon termination of the Rights Offering by the Company, in accordance with
Section 4.1(e), without further liability or obligation, or (ii) after March 31, 1999, by either party hereto, without further liability or obligation, if (x) such party is not in breach or violation hereof and (y) the conditions to such party's obligations have not then been satisfied.

              (b) Either party may terminate this Agreement if more than an aggregate of 150 million shares of Common Stock would be required to be issued in connection with, or the Company would receive more than $200 million from, the consummation of the purchase and sale of Common Stock pursuant to this Agreement, the Stock Purchase Agreement and the Rights Offering.

              (c) This Agreement shall be subject to termination in VEBA's discretion after consultation with the Company, without liability on the part of VEBA to the Company, by notice to the Company, if on or 20 days prior to the Expiration Date, (i) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market is suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or material adverse change in political, financial or economic conditions, which has a materially adverse impact on the ability of the Company to distribute the shares of Common Stock in the Rights Offering.

              (d) The provisions of Section 4.1(g) and Article VI shall survive any termination of this Agreement.

         6.9. Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules, except that matters subject to the General Corporation Law of Delaware shall be governed by such laws.


         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

                                       VEBA CORPORATION


                                       By  /s/ A. Paul Brandimarte, Jr.
                                          --------------------------------
                                          Name:  A. Paul Brandimarte, Jr.
                                          Title:  Vice President


                                       MEMC ELECTRONIC MATERIALS INC.


                                       By  /s/ James M. Stolze
                                          --------------------------------
                                          Name:  James M. Stolze
                                          Title:  Executive Vice President/
                                                  Chief Financial Officer